UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 2, 2007

US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)
Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)
Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 2, 2007, US Airways, Inc. ("US Airways") entered into an Amended and Restated Airbus A350 XWB Purchase Agreement, an Airbus A330 Purchase Agreement and an Amended and Restated Airbus A320 Family Aircraft Purchase Agreement with Airbus S.A.S. ("Airbus").

The Amended and Restated Airbus A350 XWB Purchase Agreement, which supersedes the A350 Purchase Agreement dated September 27, 2005 between US Airways Group, Inc. ("US Airways Group"), US Airways, America West Airlines, Inc. ("AWA") and AVSA, S.A.R.L. (now Airbus S.A.S.), increases the number of firm order aircraft under the agreement from 20 A350 aircraft to 18 A350-800 XWB (Xtra Wide-Body) aircraft and four A350-900 XWB aircraft, with the option to convert these aircraft to other A350 models, subject to certain terms and conditions. The Amended and Restated Airbus A350 XWB Purchase Agreement provides that deliveries of the 22 firm order A350 XWB aircraft will begin in 2014 and extend through 2017. The Amended and Restated Airbus A350 XWB Purchase Agreement also gives US Airways purchase rights for the acquisition of additional A350 XWB aircraft, subject to certain terms and conditions.

The Airbus A330 Purchase Agreement provides for the purchase by US Airways of ten firm order A330-200 aircraft, with deliveries in 2009 and 2010. The Airbus A330 Purchase Agreement also provides US Airways with purchase rights for the acquisition of additional A330-200 aircraft, subject to certain terms and conditions.

The Amended and Restated Airbus A320 Family Aircraft Purchase Agreement, which supersedes the A319/A320 Purchase Agreement dated as of September 12, 1997 between AWA and AVSA, S.A.R.L., provides for the purchase of 60 firm order A320 family aircraft, in addition to the 37 aircraft already under firm order under the prior agreement. The new aircraft include ten A319 aircraft, 40 A320 aircraft and ten A321 aircraft, with deliveries from 2010 to 2012. US Airways has the right to convert the firm order A319 aircraft to A320 or A321 aircraft, subject to certain terms and conditions. The Amended and Restated Airbus A320 Family Aircraft Purchase Agreement also gives US Airways purchase rights for the acquisition of additional A320 family aircraft, subject to certain terms and conditions. In addition, the Amended and Restated Airbus A320 Family Aircraft Purchase Agreement revises the delivery schedule for 15 A318 aircraft and provides US Airways with certain other rights with respect thereto.

Under the terms of the agreements discussed above, US Airways is expected to make an aggregate of approximately $6.6 billion of predelivery deposits and payments through 2017. US Airways currently expects to fund these payments through future financings. Airbus has agreed to provide back-stop financing for certain of the new aircraft under the agreements discussed above.

On October 2, 2007, US Airways and Airbus also entered into Amendment No. 11 to the A330/A340 Purchase Agreement dated as of November 24, 1998, rescheduling the delivery positions for the cancellable A330 aircraft under that agreement to dates in 2014 and 2015, and replacing the predelivery payment schedule.

In addition, on October 2, 2007, US Airways and Airbus entered into a term sheet which, subject to US Airways' board approval, will add an additional five A330-200s to the Airbus A330 Purchase Agreement.

A copy of US Airways' press release regarding the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(c)   Exhibits
Exhibit Number	Description
99.1	Press release dated October 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
US Airways Group, Inc. (REGISTRANT)
Date: October 9, 2007	By: /s/ Janet Dhillon Janet Dhillon Senior Vice President and General Counsel
US Airways, Inc. (REGISTRANT)
Date: October 9, 2007	By: /s/ Janet Dhillon Janet Dhillon Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 4, 2007.